                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09729) pertaining to the 1996 Stock Incentive Plan of Donna Karan International Inc. of our report dated March 26, 1998, with respect to the consolidated financial statements and schedule of Donna Karan International Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 1997 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

NEW YORK, NEW YORK
MARCH 26, 1998